Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS FOURTH QUARTER RESULTS

•	Net sales $77.2 million.

•	Adjusted EBITDA $1.9 million.

•	Gross margin 30.8%.

CARSON, California, March 1, 2012— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the fourth quarter ended December 31, 2011 of $77.2 million compared with Q4 2010 net sales of $80.5 million. Q4 2011 net loss was $7.0 million, or $0.23 per share, compared with Q4 2010 net loss of $2.9 million or $0.10 per share. Excluding a non-cash write-down of intangibles related to the J.C. Whitney tradename of $3.4 million (net of a $1.7 million tax benefit), the net loss for Q4 2011 was $3.6 million, or $0.12 per share. The Company generated Adjusted EBITDA of $1.9 million for the quarter compared to $4.3 million for Q4 2010. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, see non-GAAP Financial Measures below.

For the fiscal year 2011, the Company generated net sales of $327.1 million, compared with $262.3 million for fiscal 2010, representing an increase of 25%. Excluding $83.4 million and $39.1 million of net sales from J.C. Whitney in fiscal 2011 and 2010, respectively, our net sales for fiscal 2011 and 2010 were $243.7 million and $223.2 million, respectively, for an increase of 9% over the prior year. Net loss for fiscal 2011 was $15.1 million, or $0.50 per share, which included a non-cash write-down of intangibles and restructuring charges related to J.C. Whitney of $3.4 million (net of a $1.7 million tax benefit) and $7.4 million, respectively, and $0.5 million of legal expenses to protect our intellectual property. This compares to a net loss of $13.9 million, or $0.46 per share, for fiscal 2010, which includes $3.1 million of restructuring charges related to J.C. Whitney, and $2.3 million of legal expenses to protect our intellectual property. Earnings per share for fiscal 2011 and 2010 also includes amortization expense related to intangibles of $3.7 million, or $0.12 per share and $2.8 million, or $0.09 per share, respectively. We generated Adjusted EBITDA of $16.3 million in fiscal 2011 compared to $19.5 million in fiscal 2010. Adjusted EBITDA excludes share-based compensation expense of $2.6 million in fiscal 2011 and $2.7 million in fiscal 2010.

“Although 2011 was a challenging year, we believe the foundation laid during this period will set US Auto Parts up to compete in 2012 and beyond” stated Shane Evangelist.

Q4 2011 Financial Highlights

•

Net sales for Q4 2011 decreased by 4.0% from Q4 2010. Online sales represented 92.4% of Q4 2011 net sales compared to 92.7% in Q4 2010. The decrease in online sales was primarily attributable to a decline in revenue capture of 81.4% in Q4 2011 versus 85.0% in Q4 2010 as well as a lower average order value of $115 in Q4 2011 compared to $122 in Q4 2010. We experienced a lower conversion rate in Q4 2011 which was partially offset by an increase in visitors.

•

Gross margin declined 330 basis points to 30.8% of net sales during Q4 2011 compared to 34.1% in Q4 2010. Gross margin was unfavorably impacted by increased competition in the marketplace and higher freight expense partially offset by a higher penetration of our private label engine and accessory business.

•

Online advertising expense, which includes catalog costs, was $6.9 million or 9.6% of internet net sales for Q4 2011, compared to $7.0 million or 9.4% of internet net sales in Q4 2010. Marketing expense, excluding online advertising expense, was also $6.9 million or 9.0% of net sales for Q4 2011, compared to $6.3 million or 7.8% of net sales in Q4 2010. The increase in marketing expense was primarily due to higher amortization from software deployments and additional marketing services.

•

General and administrative expense was $6.2 million or 8.1% of net sales for Q4 2011 which includes $0.8 million of integration expenses for J.C. Whitney. Excluding integration expenses, Q4 2011 general and administrative expense was $5.4 million or 7.0% of net sales. General and administrative expense was $8.3 million or 10.4% of net sales for Q4 2010 which includes $1.5 million of integration expenses for J.C. Whitney. Excluding integration expenses, Q4 2010 general administrative expense was $6.8 million or 8.5%. This decrease was primarily due to lower rent and legal expense.

•

Fulfillment expense was $5.1 million or 6.6% of net sales in Q4 2011, up from $4.7 million or 5.8% of net sales in Q4 2010. This increase was primarily due to additional depreciation and amortization expense.

•

Technology expense was $1.7 million or 2.3% of net sales in Q4 2011, down from $2.1 million or 2.6% of net sales in Q4 2010. This decrease was primarily due to lower computer support and payroll expense.

•	Capital expenditures for Q4 2011 were $3.2 million, which included $2.8 million of software costs related to the J.C. Whitney integration.

Cash and cash equivalents and investments were $13.6 million and debt was $17.9 million at December 31, 2011. The Company includes $2.1 million of auction rate preferred securities in investments. Cash and cash equivalents and investments decreased by $9.2 million over the previous fourth quarter primarily from $14.3 million of capital expenditures and $6.1 million pay down of long-term debt.

Q4 2011 Operating Metrics

	Q4 2011	Q4 2010	Q3 2011
Conversion Rate	1.68%	1.73%	1.57%
Customer Acquisition Cost	$9.87	$10.73	$9.70
Marketing Spend (% Internet Sales)	9.6%	9.5%	9.7%
Visitors (millions)[1]	40.7	37.4	42.1
Orders (thousands)	682	650	662
Revenue Capture (% Sales)[2]	81.4%	85.0%	81.2%
Average Order Value	$115	$122	$122

[1]	Visitors do not include traffic from media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; (e) share-based compensation expense; (f) legal cost to enforce intellectual property rights and (g) restructuring costs related to the J.C. Whitney acquisition.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011
Net loss	$(7,020)	$(2,896)	$(15,137)	$(13,926)
Interest expense, net	244	240	963	371
Income tax (benefit) provision	(1,727)	64	(1,512)	12,218
Amortization of intangibles	345	1,640	3,673	2,804
Depreciation and amortization	3,494	2,982	12,695	9,466

EBITDA	(4,664)	2,030	682	10,933
Share-based compensation	660	630	2,607	2,742
Impairment loss on intangibles	5,138		5.138
Legal costs to enforce intellectual property rights	19	87	462	2,284
Charge for change in revenue recognition	—	—	—	411
Restructuring	784	1,534	7,375	3,124

Adjusted EBITDA	$1,937	$4,281	$16,264	$19,494

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, March 1, 2012. Participants may access the call by dialing 877-941-2068 (domestic) or 480-629-9712 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through March 15, 2012. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4519740.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com , www.jcwhitney.com , www.partstrain.com, www.stylintrucks.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2011	January 1, 2011
ASSETS
Current assets:
Cash and cash equivalents	$10,335	$17,595
Short-term investments	1,125	1,062
Accounts receivable, net of allowance of $183 and $372, respectively	7,922	5,339
Inventory, net	52,245	48,100
Deferred income taxes	446	359
Other current assets	3,548	5,646

Total current assets	75,621	78,101
Property and equipment, net	34,627	33,140
Intangible assets, net	9,984	18,718
Goodwill	18,854	18,647
Investments	2,104	4,141
Other non-current assets	1,026	790

Total assets	$142,216	$153,537

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,303	$31,660
Accrued expenses	11,565	15,487
Current portion of long-term debt	6,250	6,125
Current portion of capital lease payable	135	132
Other current liabilities	7,702	5,522

Total current liabilities	66,955	58,926
Long-term debt, net of current portion	11,625	17,875
Capital leases payable, net of current portion	37	185
Deferred income taxes	1,596	3,046
Other non-current liabilities	1,079	701

Total liabilities	81,292	80,733
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at December 31, 2011 and January 1, 2011; 30,625,764 and 30,429,376 shares issued and outstanding at December 31, 2011 and January 1, 2011, respectively	31	30
Additional paid-in capital	157,140	153,962
Accumulated other comprehensive income	327	249
Accumulated deficit	(96,574)	(81,437)

Total stockholders’ equity	60,924	72,804

Total liabilities and stockholders’ equity	$142,216	$153,537

U.S. AUTO PARTS NETWORK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Net sales	$77,233	$80,450	$327,072	$262,277
Cost of sales (1)	53,408	53,051	220,072	172,668

Gross profit	23,825	27,399	107,000	89,609
Operating expenses:
Marketing (2)	13,832	13,261	55,785	38,757
General and administrative (2)	6,222	8,339	31,961	28,628
Fulfillment (2)	5,116	4,677	19,164	14,946
Technology (2)	1,743	2,062	7,274	5,902
Amortization of intangibles	345	1,640	3,673	2,804
Impairment loss on intangibles	5,138	—	5,138	—

Total operating expenses	32,396	29,979	122,995	91,037
Loss from operations	(8,571)	(2,580)	(15,995)	(1,428)
Other income (expense):
Other income (expense)	84	(12)	364	191
Interest expense	(260)	(240)	(1,018)	(471)

Total other expense, net	(176)	(252)	(654)	(280)
Loss before income taxes	(8,747)	(2,832)	(16,649)	(1,708)
Income tax (benefit) provision	(1,727)	64	(1,512)	12,218

Net loss	$(7,020)	$(2,896)	$(15,137)	$(13,926)

Basic net loss per share	$(0.23)	$(0.10)	$(0.50)	$(0.46)
Diluted net loss per share	$(0.23)	$(0.10)	$(0.50)	$(0.46)
Shares used in computation of basic net loss per share	30,617,963	30,402,264	30,545,638	30,269,462
Shares used in computation of diluted net loss per share	30,617,963	30,402,264	30,545,638	30,269,462

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment costs.
(2)	Includes share-based compensation expense related to option grants, as follows:

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011
Marketing	$84	$56	$413	$321
General and administrative	417	422	1,580	1,869
Fulfillment	94	115	370	376
Technology	65	37	244	176

Total share-based compensation expense	$660	$630	$2,607	$2,742

U.S. AUTO PARTS NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2011	January 1, 2011
Operating activities
Net loss	$(15,137)	$(13,926)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,695	9,466
Amortization of intangibles	3,673	2,804
Impairment loss on intangibles	5,138	—
Share-based compensation	2,607	2,742
Deferred income taxes	(1,537)	12,572
Amortization of deferred financing costs	147	50
Gain from disposition of assets	(12)	(5)
Changes in operating assets and liabilities:
Accounts receivable	(2,583)	919
Inventory	(4,145)	(17,124)
Prepaid expenses and other current assets	734	(910)
Other non-current assets	—	(123)
Accounts payable and accrued expenses	6,218	(686)
Other current liabilities	2,202	1,812
Other non-current liabilities	378	700

Net cash provided by (used in) operating activities	10,378	(1,709)
Investing activities
Additions to property and equipment	(14,303)	(12,068)
Purchases of intangibles	(74)	(1,012)
Changes in restricted cash	319	(319)
Proceeds from sale of marketable securities	2,600	29,641
Purchases of marketable securities	(572)	(19,540)
Purchases of company-owned life insurance	(281)	(250)
Proceeds from purchase price adjustment	787	—
Acquisition, net of cash acquired	—	(27,500)

Net cash used in investing activities	(11,524)	(31,048)
Financing activities
Proceeds from long-term debt	—	25,000
Payments made on long-term debt	(6,125)	(1,000)
Changes in book overdraft	(141)	(529)
Payments of short-term financing	(144)	(77)
Payments of debt financing costs	(74)	(467)
Proceeds from exercise of stock options	384	956

Net cash (used in) provided by financing activities	(6,100)	23,883
Effect of exchange rate changes on cash	(14)	218

Net change in cash and cash equivalents	(7,260)	(8,656)
Cash and cash equivalents, beginning of period	17,595	26,251

Cash and cash equivalents, end of period	$10,335	$17,595

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	1,286	1,691
Property acquired under capital lease	49	370
Purchase price adjustment	—	994
Unrealized gain on investments	60	15
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	9	131
Cash paid during the period for interest	1,099	127

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085

Budd Zuckerman, President

Genesis Select Corporation

bzuckerman@genesisselect.com

(303) 415-0200